UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report- August 28, 2008 (Date of earliest event reported)

TIMBERLINE RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51549	82-0291227
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

101 East Lakeside Avenue

Coeur D’Alene, Idaho 83814

(Address of principal executive offices)

(208) 664-4859

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective August 28, 2008, Timberline Resources Corporation, an Idaho corporation (“Timberline Idaho”) completed its reincorporation in the state of Delaware (the “Reincorporation”) by merging with and into its wholly-owned subsidiary Timberline Resources Corporation, a Delaware corporation (“Timberline Delaware”), pursuant to an Agreement and Plan of Merger dated August 22, 2008 (the “Merger Agreement”). The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The Reincorporation was approved by the shareholders of Timberline Idaho at the annual meeting of shareholders held on August 22, 2008.

In the merger, each outstanding share of Timberline Idaho’s Common Stock (“Timberline Idaho Stock”) was converted into one share of Common Stock of Timberline Delaware (“Timberline Delaware Stock”). As a result, holders of Timberline Idaho Stock are now holders of Timberline Delaware Stock, and their rights as holders thereof are governed by the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of Timberline Delaware. For a description of the differences between the rights of holders of Timberline Idaho Stock and Timberline Delaware Stock, see “Comparison of Shareholder Rights Before and After the Reincorporation Merger” in Timberline Idaho’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2008, which description is incorporated by reference herein.

The Reincorporation did not result in any change in the business or principal facilities of Timberline Idaho. Upon completion of the merger, the address of Timberline Delaware’s principal executive offices is 101 E. Lakeside, Coeur d’Alene, Idaho 83814. Timberline Idaho’s management and board of directors continue as the management and board of directors of Timberline Delaware. Timberline Delaware will continue to be listed on the American Stock Exchange under the symbol “TLR.” Shareholders may, but will not be required to, exchange their Timberline Idaho Stock certificates for certificates representing an equivalent number of shares of Timberline Delaware. Until each shareholder has exchanged its certificate, each outstanding Timberline Idaho Stock certificate will represent the number of shares of Timberline Delaware Stock.

Item 3.03 Material Modifications to Rights of Security Holders

The information contained in Items 1.01 and 5.03 relating to the Reincorporation converting Timberline Idaho from an Idaho corporation to a Delaware corporation is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As noted under Item 1.01 above, effective August 28, 2008, Timberline Idaho completed the Reincorporation and was merged into Timberline Delaware, with Timberline Delaware being the surviving corporation. As a result of the Reincorporation, the Certificate of Incorporation and Bylaws of Timberline Delaware will govern the surviving corporation. For a description of the terms of Timberline Delaware’s Certificate of Incorporation and Bylaws, see “The Reincorporation Merger” in Timberline Idaho’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 1, 2008, which description is incorporated by reference herein. Copies of Timberline Delaware’s Certificate of Incorporation and Bylaws upon completion of the merger are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 8.01 Other Events

In connection with the completion of the Reincorporation and by operation of Rule 12g-3(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Timberline Delaware Stock is deemed registered under Section 12(b) of the Exchange Act and Timberline Delaware has succeeded to Timberline Idaho’s attributes as the registrant with respect thereto.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger between Timberline Resources Corporation, an Idaho corporation ,and Timberline Resources Corporation, a Delaware corporation, date August 22, 2008

3.1	Certificate of Incorporation of Timberline Resources Corporation, a Delaware corporation

3.2	Bylaws of Timberline Resources Corporation, a Delaware corporation

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 29, 2008	Timberline Resources Corporation

	By:	/s/ Randal Hardy
Randal Hardy
Chief Executive Officer, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger between Timberline Resources Corporation, an Idaho corporation ,and Timberline Resources Corporation, a Delaware corporation, date August 22, 2008

3.1	Certificate of Incorporation of Timberline Resources Corporation, a Delaware corporation

3.2	Bylaws of Timberline Resources Corporation, a Delaware corporation